                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                 / / Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AMCOR CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                           AMCOR CAPITAL CORPORATION
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------
         (2)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
         (3)      Filing party:

--------------------------------------------------------------------------------
         (4)      Date filed:

--------------------------------------------------------------------------------

                           AMCOR CAPITAL CORPORATION
                             52-300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236



                                                                January 14, 1997



To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of AMCOR Capital Corporation, a Delaware corporation ("Company"), which will be held at 10:00 a.m., Pacific Standard Time, on February 21, 1997, at the La Quinta Hotel, Frank Capra Room A, 49-499 Eisenhower Drive, La Quinta, California 92253 ("Annual Meeting"). All holders of the Company's outstanding common stock as of January 21, 1997, are entitled to vote at the Annual Meeting.

         Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card. A current report regarding the business operations of the Company will be presented at the Annual Meeting and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, sign, date, and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                           Sincerely,


                                           /s/ FRED H. BEHRENS
                                           -----------------------------------
                                           Fred H. Behrens
                                           Chairman of the Board and Chief
                                           Executive Officer

                           AMCOR CAPITAL CORPORATION
                             52-300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 21, 1997

         NOTICE IS HEREBY given that the Annual Meeting of Stockholders of AMCOR Capital Corporation, a Delaware corporation ("Company"), will be held at 10:00 a.m. Pacific Standard Time, on February 21, 1997, at the La Quinta Hotel, Frank Capra Room A, 49-499 Eisenhower Drive, La Quinta, California 92253 ("Annual Meeting") for the following purposes:

1.       To elect six (6) members to the Board of Directors of the Company;

2. To approve the amendment of the Certificate of Incorporation of the Company to specify that 25,000,000 $.002 par value common shares and 2,000,000 $.01 par value preferred shares shall be the Company's authorized capitalization;

3. To approve the amendment of the Certificate of Incorporation of the Company to specify that each 2 shares of the Company's issued and outstanding common stock shall be converted into 1 share of that common stock.

4. To approve a change in the price per share of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright;

5. To approve the selection of Kelly & Company to audit the consolidated financial statements of the Company for the fiscal year beginning September 1, 1996; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on January 21, 1997, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and all adjourned meetings thereof.

                                           By Order of the Board of Directors


                                           /s/ FRED H. BEHRENS
                                           -----------------------------------
                                           Fred H. Behrens
                                           Chairman of the Board and Chief
                                           Executive Officer

Dated: January 14, 1997

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                           AMCOR CAPITAL CORPORATION
                             52-300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 21, 1997

                                VOTING AND PROXY

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOR Capital Corporation, a Delaware corporation ("Company"), for use at the annual meeting of stockholders of the Company to be held at 10:00 am., Pacific Standard Time, on February 21, 1997, at the La Quinta Hotel, Frank Capra Room A, 49-499 Eisenhower Drive, La Quinta, California 92253 ("Annual Meeting") and at any adjournments thereof. When a proxy is properly executed and returned, the shares that such proxy represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the (i) election as directors of the Company of the six (6) nominees named herein; (ii) approval of the amendment of the Certificate of Incorporation of the Company to specify that 25,000,000 $.002 par value common shares and 2,000,000 $.01 par value preferred shares shall be the Company's authorized capitalization; (iii) approval to change the price per share of certain stock options held by Fred H. Behrens and Robert A. Wright; and (iv) approval and the ratification of the selection and appointment of Kelly & Company as the independent certified public accountants of the Company to audit the consolidated financial statements of the Company for the fiscal year beginning September 1, 1996. Any stockholder giving a proxy has the power to revoke that proxy at any time before that proxy is voted by (i) giving to the Secretary of the Company written notice of each revocation, (ii) issuance of a subsequent proxy, or (iii) voting in person at the Annual Meeting.

         At the close of business on January 21, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 12,284,566 shares of $.002 par value common stock ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on January 21, 1997, are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

         The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying proxy card will be mailed to all stockholders entitled to vote at the Annual Meeting on or about January 27, 1997.

         The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

         Directors of the Company are elected annually and hold office until the next annual meeting of stockholders of the Company or until their respective successors are elected and qualified. It is intended that the proxies solicited by the Board of Directors of the Company will be voted for election of the six (6) nominees specified below unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees should be unavailable as a candidate for director of the Company, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

Three of the nominees for directors are, at present, directors of the Company.

         The following table sets forth certain information with respect to (i) each nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table on Page 5, and (iii) all director nominees and executive officers of the Company as a group at August 31, 1996, including the number of shares of Common Stock beneficially owned by each of them. Percentages are based on total outstanding shares of 13,014,832, the number of shares of the Company's outstanding Common Stock on a fully diluted basis as of August 31, 1996.

                                                        Amount and Nature        Percent of
                                                        of Beneficial            Beneficial
Name and Age or                    Director             Ownership of             Common Stock
Identity of Group                  Since                Common Stock             Ownership
-----------------                  -----                ------------             ---------
Fred H. Behrens (1)(2)             1988                    2,411,985                 18.5%
55

Robert A. Wright (1)(3)            1988                    1,992,166                 15.3%
60

Marlene A. Tapie (4)               1988                      178,334                  1.4%
41

Dale P. Paisley                    N/A                           N/A                  N/A
55

F. Howard Lee                      N/A                           N/A                  N/A
52

Marlin T. McKeever                 N/A                           N/A                  N/A
57

All Director Nominees and                                  4,743,282                 36.5%
Executive Officers of the
Company as a Group
(7 persons)

__________________________

(1)      Executive officer of the Company.

(2) Includes 1,647,364 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 270,711 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company and (ii) 493,910 shares of Common Stock which Mr. Behrens has the right to acquire upon exercise of stock options.

(3) Includes 248,934 shares of Common Stock which Mr. Wright owns of record. Also includes (i) 640,310 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright; (ii) 751,066 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company; and (iii) 351,856 shares of Common Stock which Mr. Wright has the right to acquire upon exercise of stock options.

(4) Includes 115,834 shares of Common Stock which Ms. Tapie owns of record. Also includes 62,500 shares of Common Stock which Ms. Tapie has the right to acquire upon exercise of stock options.


NOMINEES FOR DIRECTORS AND BUSINESS EXPERIENCE

         Fred H. Behrens, CPA, has been the Chairman, Chief Executive Officer, and a director of the Company since 1988 and Treasurer and Chief Financial Officer of the Company since 1990. Mr. Behrens is, also, the Chairman and a director of ACI Farms, Inc. ("ACI"), a wholly-owned subsidiary of the Company. Mr. Behrens has been actively involved with the Company and its affiliates since August 1979. From 1966 to 1971, Mr. Behrens was on the audit staff of Arthur Andersen & Co.; between 1971 and 1973, he was a principal in a real estate development company; and from 1973 to August 1979, he was employed as a Vice President of an agricultural management company. Mr. Behrens received a Bachelor of Science degree from the University of Minnesota School of Business Administration in 1966.

         Robert A. Wright has been the President, Chief Operating Officer, and a director of the Company since 1988. Mr. Wright is also the President and a director of ACI. During the past 25 years, Mr. Wright has been, and continues to be, a principal in and the President of a farm equipment manufacturing company located in central Illinois. Mr. Wright has made substantial investments in various agricultural properties during the past several years. Mr. Wright also served as general partner or co-general partner for several agricultural real estate partnerships which were not organized by the Company or its affiliates. Mr. Wright has been active with the Company and its affiliates since 1981. Mr. Wright received a Bachelor of Science degree in Business (Management and Finance) from the University of Colorado in 1958.

         Marlene A. Tapie has been a Vice President and director of the Company since 1988, and between 1988 to 1994 she was also the Secretary of the Company. Ms. Tapie has been active with the Company and its affiliates since August, 1979. Ms. Tapie is, currently, a director of the Company.

         Dale P. Paisley is, currently, financial and accounting director for TravelMax International, headquartered in Newport Beach, California. Mr. Paisley was a partner in the "Big 6" accounting firm of Coopers & Lybrand for more than 17 years. Mr. Paisley directed that firm's mergers and acquisitions practice and was responsible for services provided to Shearson Lehman Brothers. Mr. Paisley received a Bachelor of Arts degree in Accounting from San Diego State University in 1965 and is a Certified Public Accountant.

         F. Howard Lee is a managing employee of one of the Company's affiliates, AMCOR Biomass Farms, LLC, a California limited liability company, for which the Company serves as Manager, and has held that position since on or about October 28, 1996. Mr. Lee is a Registered Environmental Assessor with the State of California, and also holds a California Agricultural Pest Control Advisor's license with all categories, including a special certification for Ground Water Protection Advisories through the Department of Pesticide Regulations. In addition, Mr. Lee has more than 20 years experience as a field biologist and is approved as an Environmental Impact Biologist in Riverside County, California, with 12 years experience in environmental assessments. Mr. Lee has been a college instructor for 3 years in these fields and holds a lifetime teaching credential. Additionally, Mr. Lee received a Bachelor of Science degree in Biology from the University of California at Riverside in 1972 and a Masters Degree in Business from the University of Redlands in 1985. Mr. Lee has continued his formal education in pursuant of a doctorate degree and has completed all of the requirements for such a degree except for his dissertation. Accordingly, on completion of that dissertation, Mr. Lee should be able to receive his doctorate degree.

         Marlin T. McKeever is Vice President of Sales at Andreini & Company, an insurance brokerage firm located in Orange County, California, and has held that position since 1989. Prior to that he was Vice President of another such firm, Johnson & Higgins, also located in Orange County, California. Mr. McKeever was also a professional football player with the Los Angeles Rams from 1961 through 1973. Mr. McKeever received a Bachelors Degree in Finance from the University of Southern California in 1961 and a Masters Degree in Business from the University of Southern California in 1965. He has been licensed as an insurance broker in California since 1974.

OTHER EXECUTIVE OFFICER(S)

         Barry Goverman has been a Vice President of the Company since 1983 and maintains an office in Stoughton, Massachusetts, located near Boston. Mr. Goverman has been active with the Company and its affiliates since 1981. Between 1977 and 1981, Mr. Goverman was a principal of a management consulting firm specializing in researching investments for brokers, accountants, attorneys, and financial advisors. During 1976, he was on the staff of a national consulting firm providing management consulting and research to agencies of federal and state governments. From 1967 to 1975, Mr. Goverman was a management advisor to various officials in the Massachusetts state government. Mr. Goverman received a Bachelor of Arts degree and a Master of Public Administration degree from Northeastern University in Boston in 1967 and 1971, respectively.

BOARD OF DIRECTORS MEETINGS

         The Board of Directors of the Company held 9 meetings and took action by unanimous written consent on 10 occasions during the fiscal year ended August 31, 1996. No director attended less than 75% of the total number of meetings of the Board of Directors of the Company. The Board of Directors has a Compensation Committee (consisting of Mr. Behrens and Mr. Wright) which makes recommendations concerning salaries and incentive compensation for employees of the Company and an Audit Committee (consisting of Mr. Behrens and Ms. Tapie) which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee held 2 meetings and the Audit Committee held 1 meeting during the fiscal year ended August 31, 1996.

         All directors of the Company hold office until the next annual meeting of stockholders of the Company and the election and qualification of their successors. Officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors. Directors of Company do not receive any remuneration in connection with attendance at Board of Directors' meetings.




                              Continued on Page 5

PRINCIPAL STOCKHOLDERS

         The following table sets forth as of August 31, 1996, the end of the Company's fiscal year, the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and the respective beneficial ownerships of those persons.

                                    Amount and Nature
Name and Address                    of Beneficial Ownership          Percent of Common
of Beneficial Owner                 of Common Stock (1)              Stock Ownership
-------------------                 -------------------              ---------------
Fred H. Behrens(2)                            2,411,985                         18.5%
52300 Enterprise Way
Coachella, CA 92236

Robert A. Wright(3)                           1,992,166                         15.3%
52300 Enterprise Way
Coachella, CA 92236

CEDE & Company (4)                            1,216,726                          9.3%
P.O. Box 20
Bowling Green Station
New York, NY  10274-0020

________________________

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 1,647,364 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 270,711 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company and (ii) 493,910 shares of Common Stock which Mr. Behrens has the right to acquire upon exercise of stock options.

(3) Includes 248,934 shares of Common Stock which Mr. Wright owns of record. Also includes (i) 640,310 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright; (ii) 751,066 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company; and (iii) 351,856 shares of Common Stock which Mr. Wright has the right to acquire upon exercise of stock options.

(4) CEDE & Company is holding shares of Common Stock in street name for various stockholders.

EXECUTIVE COMPENSATION

         There is set forth below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended August 31, 1996 and August 31, 1995, of the person who was at August 31, 1996 and August 31, 1995 the Chief Executive Officer of the Company and of the person who was at August 31, 1996 and August 31, 1995 the President of the Company. No other executive officer of the Company had salary and bonus in excess of $100,000 during the fiscal years ended August 31, 1996 and August 31, 1995.

                           Summary Compensation Table

                          Annual Compensation                                Long Term Compensation
                                                                             ----------------------
                                                                   Awards                           Payouts
--------------------------------------------------------------------------------------------------------------------
Name                                               Other                                                    All
and                                                Annual        Restricted                                 Other
Principal                                          Compen-       Stock            Options/     LTIP         Compen-
Position         Year      Salary      Bonus       sation        Award(s)         SAR's        Payouts      sation
--------         ----      ------      -----       ------        --------         --------     -------      ------
Fred H. Behrens  1996     $120,000       $0            $0               0                0           0          $0
CEO              1995     $120,000       $0            $0               0                0           0          $0

Robert A. Wright 1996     $120,000       $0            $0               0                0           0          $0
President        1995     $120,000       $0            $0               0                0           0          $0


OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Specified below is information with respect to the (i) number of shares of the Company's Common Stock acquired upon exercise of options; (ii) value realized therefor; (iii) number of unexercised options at August 31, 1996; and (iv) value of unexercised in-the-money options based upon the closing bid price for a share of the Common Stock at August 31, 1996, for the officers named in the Summary Compensation Table above. The named officers did not hold any stock appreciation rights during fiscal 1996.


                 Shares Acquired
                   On Exercise        Value         Number of Unexercised              Dollar Value of Unexercised
Name                 (Number)       Realized       Options at August 31, 1996          Options at August 31, 1996
-------------------------------------------------------------------------------------------------------------------
                                                   Exercisable   Unexercisable       Exercisable      Unexercisable
                                                   ---------------------------       ------------------------------
Fred H. Behrens       736,134       $401,193        493,910             0              $395,128.00          $0
Robert A. Wright      524,801       $286,017        351,856             0              $281,484.80          $0



                         INCREASE OF AUTHORIZED CAPITAL
                                  (Proposal 2)

         The Board of Directors of the Company believes that it is desirable to have additional authorized shares of the Company's $.002 par value common stock available for possible future financings, joint venture and acquisition transactions, stock dividends, employee benefit plans and other general corporate purposes. Although the Board of Directors of the Company does not have any specific plans, arrangements, understandings, agreements, negotiations or commitments for the issuance of additional shares of that common stock, having such additional authorized shares of that common stock available for issuance in the future will provide to the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. No shareholder of the Company has, or as a result of such recapitalization would have, any preemptive rights to subscribe for, purchase or otherwise acquire any capital stock of the Company.

         All authorized but unissued shares of the Company's $.002 par value common stock, including the additional shares of that common stock authorized by such recapitalization, will be available for issuance for any proper purpose without further action by the shareholders of the Company, unless such action is otherwise required by applicable law or the rules of any stock exchange on which the Company's securities may be listed or traded.

         The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders that the Company be recapitalized in such a manner that the Company shall be authorized to issue 25,000,000 $.002 par value common stock and 2,000,000 $.001 par value preferred shares. The Board of Directors of the Company has determined that such recapitalization will provide to the Company additional flexibility without further shareholder approval to issue additional $.002 par value common shares for possible future financing, joint ventures and acquisitions, stock dividends, employee benefit plans and other general corporate purposes. The percentage of total voting power of the Company's $.002 par value common stock held by each shareholder of the Company will be unchanged by the approval of that amendment.

         Accordingly, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders and, therefore, advisable, that the Certificate of Incorporation of the Company should be amended to specify that 25,000,000 $.002 par value common shares and 2,000,000 $.01 par value preferred shares shall be the Company's authorized capital. To accomplish that amendment, the Board of Directors of the Company has approved, by unanimous written consent, an amendment to the Certificate of Incorporation of the Company so that such Certificate of Incorporation will specify that 25,000,000 $.002 par value common shares and 2,000,000 $.01 par value preferred shares shall be the Company's authorized capital. The Board of Directors of the Company seeks approval of that amendment from the holders of the Company's $.002 par value common stock.

         Approval of the proposal for that amendment of the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the total issued and outstanding $.002 par value common stock of the Company.


                REVERSE STOCK SPLIT OF OUTSTANDING COMMON SHARES
                                  (Proposal 3)

         As specified above in Proposal 2, the Board of Directors of the Company believes that it is desirable to have additional authorized shares of the Company's $.002 par value common stock available for possible future financings, joint venture and acquisition transactions, stock dividends, employee benefit plans and other general corporate purposes. Accordingly, in addition to the amendment of the Certificate of Incorporation of the Company to increase the authorized capital of the Company, as specified in Proposal 2 above, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders that additional $.002 par value common shares be made available to the Company by a one-for-two reverse split transaction with the holders of the Company's $.002 par value common stock. Specifically, 2 shares of the Company's issued and outstanding $.002 par value common stock shall be converted into 1 share of that common stock.
No shareholder of the Company has, or as a result of such reverse stock split would have, any preemptive rights to subscribe for, purchase or otherwise acquire, any capital stock of the Company.

         The Company shall not issue, as a result of such reverse stock split. fractions of its $.002 par value common shares. In lieu of such fractional shares, there shall be paid to the registered holders of the Company's $.002 par value common shares, with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole $.002 par value common share of the Company. For these purposes, the current market value of such a whole share shall be the closing price of the Company's $.002 par value common share for the trading day immediately prior to the date upon which such fractional shares would have been otherwise been issuable. The closing price for any day shall be the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or if on any such date the Company's $.002 par value common stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Company's $.002 par value common stock, which market maker shall be selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Company's common stock, the fair value of the Company's common stock on such date as determined in good faith by the Board of the Directors of the Company shall be utilized.

         All authorized but unissued shares of the Company's $.002 par value common stock, including the shares of that common stock made available to the Company by such reverse stock split, will be available for issuance for any proper purpose without further action of the shareholders of the Company, unless such action is otherwise required by applicable law or the laws of any stock exchange on which the Company's securities may be listed or traded.

         Accordingly, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders and, therefore, advisable, that the Certificate of Incorporation of the Company should be amended to specify that each 2 shares of the Company's issued and outstanding $.002 par value common stock shall be converted into 1 share of that common stock. To accomplish that amendment, the Board of the Directors of the Company has approved, by unanimous written consent, an amendment to the Certificate of Incorporation of the Company so that such Certificate of Incorporation will specify that each 2 shares of the Company's $.002 par value common stock shall be converted into 1 share of that common stock. The Board of Directors of the Company seeks approval of that amendment from the holders of the Company's $.002 par value common stock.

         Approval of the proposal for that amendment for the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the total issued and outstanding $.002 par value common stock of the Company.


                 CHANGE IN SHARE PRICE OF CERTAIN STOCK OPTIONS
                                  (Proposal 4)

         Fred H. Behrens and Robert A. Wright each hold various options which entitle each of them to purchase Company Common Stock at a purchase price equal to $.375 per share. Those options expire on July 1, 2000. Mr. Behrens and Mr. Wright have agreed to increase the per share purchase price granted by these options to $.80 per share. Their willingness to increase this option price is based on their recognition of (i) the current increasing price of the Company's Common Stock and (ii) the approval by the shareholders, in 1995, of a proposal to extend for one year the expiration date of certain other options that each of them holds. Mr. Behrens and Mr. Wright have determined that the increased purchase price is in the best interests of the Company and the other stockholders of the Company.

                              INDEPENDENT AUDITORS
                                  (Proposal 5)

         The Board of Directors of the Company has selected the certified public accounting firm of Kelly & Company to audit and comment on the Company's financial statements for the Company's fiscal year commencing September 1, 1996, and conduct whatever audit functions are deemed necessary pursuant thereto. Kelly & Company was responsible for the audit of the Company's financial statements for the fiscal year ended August 31, 1996 for inclusion in the 1996 Annual Report on Form 10-KSB to stockholders.

         It is anticipated that a representative of Kelly & Company will be present at the Annual Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning its engagement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Between 1981 and 1986, the Company raised approximately $200 million in private placement syndications. This syndication activity resulted in the formation of approximately 137 limited partnerships, which acquired real estate for agribusiness or development and resale purposes. Partnership liquidations have reduced this total to 24 limited partnerships as of August 31, 1996. As a result of the liquidation of various partnerships, the Company acquired much of the acreage of those liquidated partnerships for (i) payment of promissory notes payable to the Company from those liquidated partnerships, (ii) Common Stock of the Company, (iii) preferred stock of the Company, or (iv) purchase money promissory notes from the Company. Much of the Company's business consists of managing the (i) operating vineyard properties acquired from those liquidated partnerships and (ii) remaining affiliated limited partnerships. Therefore, much of the Company's revenues are derived from agribusiness land management and management of land acquired for development or resale. The Company also participates in any appreciation, subject to certain provisions relating to limited partners' returns, realized in the sale of land acquired for development or resale.

         Pursuant to the Company's management relationship with the remaining affiliated limited partnerships, those partnerships are often indebted to the Company in the form of promissory notes, accounts receivable and other advances. Accounts receivable by the Company from limited partnerships consist primarily of farming costs incurred by the Company on behalf of those limited partnerships and advances to those limited partnerships collateralized by accounts receivable from crop sales. Those costs and advances totalled $5,337,704 at August 31, 1996, are due on demand, and are without interest.
The Company also has promissory notes receivable from those limited partnerships and related parties in the amount of $5,691,686 at August 31, 1996. Those promissory notes are uncollateralized and accrue interest at an interest rate of New York prime plus 2 points (10.25% at August 31, 1996). The Company has promissory notes and advances payable to the limited partnerships occurring from farming activities. On August 31, 1996, the amount payable to limited partnerships was $2,407,423 compared with $1,768,150 at August 31,
1995.   The August 31, 1996 balance referenced above does not include 2 promissory notes to related parties, i.e., (1) a promissory note payable to an officer in the amount of $815,184, with an interest rate of 8% per annum, and
(2) a promissory note payable to an employee in the amount of $450,000, with an interest rate of 5.9% in 1996. Those 2 promissory notes are without collateral. The first promissory note is due in December, 1997, and the second promissory note is due in November, 1998.

         As a result of the Company's relationship as general partner of the affiliated limited partnerships, the Company is a guarantor of limited partnership recourse indebtedness. In addition, the Company has agreed to guaranty other indebtedness. See Notes 11 and 12 of the Notes to Consolidated Financial Statements for the year ended August 31, 1996, for a description of those indebtedness guaranty transactions.

         Fred H. Behrens, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, has advanced considerable funds to the Company to be utilized as working capital. As of November 30, 1992, the amount of those funds totalled $308,762. By December 31, 1992, the amount of funds was increased to $798,911. During early 1993, $660,300 of that amount was exchanged for 2 affiliated limited partnership secured promissory notes, with interest accruing at 8% per annum, with all interest and principal due and payable on November 15, 1998, and the remainder of the amount was paid to Mr. Behrens.

         Until August 31, 1996, the Company subleased its corporate headquarters and main packing facility in Coachella, California from Enterprise Packing Company ("EPC"), a California general partnership controlled by Mr. Behrens and Mr. Wright. On September 1, 1996, EPC assigned to the Company EPC's interest in the master lease for the Company's corporate headquarters. Therefore, the Company will not make sublease payments to EPC after August 31, 1996. The sublease provided for a total annual gross rental of approximately $300,000 for (i) the Company's fiscal year ending August 31, 1995, and (ii) the Company's fiscal year ending August 31, 1996. During the Company's fiscal year ended August 31, 1996, the Company paid to EPC directly, or for its benefit, $348,000. The excess $48,000 was intended to be prepaid rent; provided, however, as the sublease was terminated on August 31, 1996, that excess $48,000 was charged to the Company's EPC receivable. EPC originally acquired the facility in 1991 from a partnership affiliated with the Company for total consideration of $3,441,000, which included a series of cash payments totalling $1,621,375 and an unsecured promissory note payable to the selling partnership in the amount of $1,819,625. The sale included a 24 year lease-back coupled with a 3 year repurchase option and a 24 year right of first refusal. Terms of the lease-back include annual rent of $156,000, subject to annual increases.

         In March 1992, the Company obtained $2 million key person life insurance policies on each of the lives of Mr. Behrens and Mr. Wright. According to the provisions of those policies, $2 million would be paid upon the death of either persons, of which 50% would be paid to the Company and 50% to the insureds' beneficiaries. During 1995 and 1996, the Company paid annual premiums of $8,994 and $23,038 on behalf of Mr. Behrens and Mr. Wright, respectively.

         In 1996, the Company acquired a 50% interest in PS III Farms, L.L.C., that leases 6,490 acres to one of the limited liability company members. The remaining lease term is for 40 months, and the primary crop grown on the farm is potatoes, with a renewal option with terms subject to mutual agreement.

                                 OTHER MATTERS

         The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. If, however, other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                               FORM 10-KSB REPORT

         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB is available without charge to stockholders and may be obtained by writing to Robin E. Swansen, Secretary, AMCOR Capital Corporation, 52-300 Enterprise Way, Coachella, California 92236.

                             STOCKHOLDER PROPOSALS

         Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before September 16, 1997, in order to be considered for inclusion in the Company's proxy materials relating to that annual meeting.

                           AMCOR CAPITAL CORPORATION,
                             A DELAWARE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of AMCOR Capital Corporation, a Delaware corporation ("Company"), hereby constitutes and appoints Fred H. Behrens, with the power to appoint his substitute, as attorney and proxy, to appear, attend, and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at the La Quinta Hotel, Frank Capra Room A, 49-499 Eisenhower Drive, La Quinta California 92253, on February 21, 1997, at 10:00 a.m., Pacific Standard Time, and at any adjournment thereof, upon the following:

1.  To elect six (6) directors as follows:
         FOR all nominees listed below, except            WITHHOLD AUTHORITY
         as marked to the contrary below                  to vote for all
                                                          nominees listed below

         (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

    FRED H. BEHRENS           ROBERT A. WRIGHT         MARLENE A. TAPIE

    DALE PAISLEY              MARLIN MCKEEVER          F. HOWARD LEE


2. To consider and vote on the amendment of the Certificate of Incorporation of the Company to specify that 25,000,000 $.002 par value common shares and 2,000,000 $.01 par value preferred shares shall be the Company's authorized capitalization.

FOR approval                   AGAINST approval                       ABSTAIN

3. To consider and vote on the amendment of the Certificate of Incorporation of the Company to specify that each 2 shares of the Company's issued and outstanding $.002 par value common stock shall be converted into 1 share of that common stock.

FOR approval                   AGAINST approval                       ABSTAIN


4. To consider and vote on a change in the price per share of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright.

FOR approval                   AGAINST approval                       ABSTAIN

5. To consider and vote upon a proposal to ratify the appointment of Kelly & Company as independent auditors of the Company for the fiscal year of the Company beginning September 1, 1996.

FOR approval                   AGAINST approval                       ABSTAIN

6. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE REVERSE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

         Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both joint tenants should sign this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full that corporation's name by the President or other authorized officer of that corporation. If a partnership, please sign in that partnership's name by an authorized person of that partnership.

                                             DATED:
                                                    ----------------------------


                                             -----------------------------------
                                                  (Signature of Stockholder(s))


                                             -----------------------------------
                                                     (Print Name(s) Here)

                                               PLEASE CHECK IF YOU ARE PLANNING
                                                     TO ATTEND THE MEETING.